POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors of Alcoa Inc. (the “Company”) hereby constitute and appoint RICHARD B. KELSON, WILLIAM B. PLUMMER, CHARLES D. MCLANE and DONNA C. DABNEY, or any of them, their true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required:

(1) To enable the Company to comply with the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing under the 1934 Act of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (the “2002 Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to the 2002 Annual Report to be filed with the Commission and to any instruments or documents filed as part of or in connection with the 2002 Annual Report, including any amendments or supplements thereto;

(2) To enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act of the offer and sale or delivery of shares of common stock of the Company to be issued under the Alcoa Stock Incentive Plan (the “Stock Incentive Plan”) or any successor plan, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Stock Incentive Plan or any successor plan, or either of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

(3) To enable the Company to comply with the 1933 Act, and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act of the offer and sale or delivery of shares of common stock of the Company to be issued under various employee savings and thrift plans, including, without limitation, the Alcoa Savings Plan for Bargaining Employees, the Alcoa Savings Plan for Non-Bargaining Employees, the Alcoa Savings Plan for Subsidiary and Affiliate Employees, the Alumax Inc. Thrift Plan for Salaried Employees, the Alumax Inc. Thrift Plan for Hourly Employees, the Alumax Thrift Plan for Collectively Bargained Employees and the Reynolds Metals Company Savings Plan for Hourly Employees (the “Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on  Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Plans, or either of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite their names below.

/s/ Kathryn S. Fuller	January 10, 2003

Kathryn S. Fuller

/s/ Carlos Ghosn	January 10, 2003

Carlos Ghosn

/s/ Joseph T. Gorman	January 10, 2003

Joseph T. Gorman

/s/ Judith M. Gueron	January 10, 2003

Judith M. Gueron

/s/ Sir Ronald Hampel	January 10, 2003

Sir Ronald Hampel

/s/ John P. Mulroney	January 10, 2003

John P. Mulroney

/s/ Henry B. Schacht	January 10, 2003

Henry B. Schacht

/s/ Franklin A. Thomas	January 10, 2003

Franklin A. Thomas

/s/ Ernesto Zedillo	January 10, 2003

Ernesto Zedillo